SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2013

General Sales and Leasing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16445 North 91st St., Suite 103, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 637-8536

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On November 13, 2013, we filed a technical amendment to the joint announcement we made with Xenetic Biosciences plc (“XEN”) on November 12, 2013 regarding the terms of the recommended proposal for our Acquisition of the share capital of XEN. The adjustments to the document previously filed were as follows:

The number “175” in the first sentence of the 4th paragraph of section 2 of part 2 was changed to “174”.

No other changes to the announcement were made.

In addition, clause 3.6.4 of the irrevocable undertakings signed by the directors of XEN should not have been included in such undertakings and new undertakings will be signed shortly by each of the XEN directors with this clause deleted. The new irrevocable undertakings will be available for view on the XEN website at www.xeneticbio.com/investorrelations in due course.

We reaffirm that there can be no assurance that the Acquisition of XEN will be effectuated. This announcement is merely the next step in our proposed acquisition of XEN.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Sales and Leasing, Inc.

/s/ Ari L. Nagler

Ari L. Nagler

President and Chief Executive Officer

Date: November 14, 2013

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